MASTER DISTRIBUTION PLAN AND AGREEMENT
                                (CLASS C SHARES)

     THIS AGREEMENT made as of the 1st day of June, 2000, by and between each registered investment company referenced in Schedule A, each a Maryland Corporation (each individually referred to as "Company"), with respect to the Class C shares ("Class C Shares") of the common stock of the Company allocated to each series set forth on Schedule A to this Agreement (the "Funds") (each series referred to herein individually as a "Fund," or collectively, the "Funds"), and INVESCO DISTRIBUTORS, INC., a Delaware corporation (the "Distributor").

     WHEREAS, the Company engages in business as an open-end management investment company, and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

      WHEREAS, the Company desires to finance the distribution of the Class C Shares of common stock of each Fund, together with the Class C Shares of any additional Fund that may hereafter be offered to the public, in accordance with this Master Distribution Plan and Agreement of Distribution pursuant to Rule 12b-1 under the Act (the "Plan and Agreement"); and

      WHEREAS, Distributor desires to be retained to perform services in accordance with such Plan and Agreement and on said terms and conditions; and

      WHEREAS, this Plan and Agreement has been approved by a vote of the board of directors of the Company, including a majority of the directors who are not interested persons of the Company, as defined in the Act, and who have no direct or indirect financial interest in the operation of this Plan and Agreement (the "Independent Directors"), cast in person at a meeting called for the purpose of voting on this Plan and Agreement;

     NOW, THEREFORE, the Company hereby adopts the Plan set forth herein and the Company and Distributor hereby enter into this Agreement pursuant to the Plan in accordance with the requirements of Rule 12b-1 under the Act, and provide and agree as follows:

      FIRST: The Plan is defined as those provisions of this document by which the Company adopts a Plan pursuant to Rule 12b-1 under the Act and authorizes payments as described herein. The Agreement is defined as those provisions of this document by which the Company retains Distributor to provide distribution services beyond those required by the Underwriting Agreement between the parties, as are described herein. The Company may retain the Plan notwithstanding termination of the Agreement. Termination of the Plan will automatically terminate the Agreement. Each Company is hereby authorized to utilize certain of its assets to finance certain activities in connection with distribution of the Company's Class C Shares.

      SECOND: The Company on behalf of the Class C Shares hereby appoints the Distributor as its exclusive agent for the sale of the Class C Shares to the public directly and through investment dealers and financial institutions in the United States and throughout the world in accordance with the terms of the current prospectuses applicable to the Class C Shares of the Funds.

      THIRD: The Class C shares of each Fund may incur expenses per annum of the average daily net assets of the Fund attributable to the Class C Shares at the rates set forth in Schedule B subject to any limitations imposed from time to time by applicable rules of the National Association of Securities Dealers, Inc.

      FOURTH: The Company shall not sell any Class C Shares except through the Distributor and under the terms and conditions set forth in the FIFTH paragraph below. Notwithstanding the provisions of the foregoing sentence, however:

      (A) the Company may issue Class C Shares to any other investment company or personal holding company, or to the shareholders thereof, in exchange for all or a majority of the shares or assets of any such company; and

      (B) the Company may issue Class C Shares at their net asset value in connection with certain classes of transactions or to certain categories of persons, in accordance with Rule 22d-1 under the Act, provided that any such category is specified in the then current prospectus of the applicable Class C Shares.

      FIFTH: The Distributor hereby accepts appointment as exclusive agent for the sale of the Class C Shares and agrees that it will use its best efforts to sell such shares; provided, however, that:

      (A) the Distributor may, and when requested by the Company on behalf of the Class C Shares shall, suspend its efforts to effectuate such sales at any time when, in the opinion of the Distributor or of the Company, no sales should be made because of market or other economic considerations or abnormal circumstances of any kind; and

      (B) the Company may withdraw the offering of the Class C Shares at any time without the consent of the Distributor. It is mutually understood and agreed that the Distributor does not undertake to sell any specific amount of the Class C Shares. The Company shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of Class C Shares.

      (C) to the extent that obligations incurred by Distributor out of its own resources to finance any activity primarily intended to result in the sale of Class C Shares of a Fund, pursuant to this Plan and Agreement or otherwise, may be deemed to constitute the indirect use of Class C Shares Fund assets, such indirect use of Class C Shares Fund assets is hereby authorized in addition to, and not in lieu of, any other payments authorized under this Plan and Agreement.

      (D) Distributor shall provide to the Company's Board of Directors and the Board of Directors shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and Agreement and the purposes for which such expenditures were made.

      SIXTH:

      (A) The public offering price of the Class C shares shall be the net asset value per share of the applicable Class C shares. Net asset value per share shall be determined in accordance with the provisions of the then current prospectus and statement of additional information of the applicable Fund. The Company's Board of Directors may establish a schedule of redemption fees or contingent deferred sales charges to be imposed at the time of redemption of the Class C Shares, and such schedule shall be disclosed in the current prospectus or statement of additional information of each Fund. Such schedule of contingent deferred sales charges may reflect variations in or waivers of such charges on redemptions of Class C shares, either generally to the public or to any specified class of shareholders and/or in connection with any specified class of transactions, in accordance with applicable rules and regulations and exemptive relief granted by the Securities and Exchange Commission, and as set forth in the Funds' current prospectus(es) or statement(s) of additional information. The Distributor and the Company shall apply any then applicable scheduled variation in or waiver of contingent deferred sales charges uniformly to all shareholders and/or all transactions belonging to a specified class.

      (B) The Distributor may pay to investment dealers and other financial institutions through whom Class C Shares are sold such sales commission as the Distributor may specify from time to time. Payment of any such sales commissions shall be the sole obligation of the Distributor.

      (C) Amounts set forth in Schedule B may be used to finance any activity which is primarily intended to result in the sale of the Class C Shares, including, but not limited to, expenses of organizing and conducting sales seminars, advertising programs, finders fees, printing of prospectuses and statements of additional information (and supplements thereto) and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature, supplemental payments to dealers and other institutions as asset-based sales charges and providing such other services and activities as may from time to time be agreed upon by the Company. Such reports, prospectuses and statements of additional information (and supplements thereto), sales literature, advertising and other services and activities may be prepared and/or conducted either by Distributor's own staff, the staff of affiliated companies of the Distributor, or third parties.

      (D) Amounts set forth in Schedule B may also be used to finance payments of service fees under a shareholder service arrangement to be established by Distributor in accordance with Section E below, and the costs of administering the Plan and Agreement. To the extent that amounts paid hereunder are not used specifically to compensate Distributor for any such expense, such amounts may be treated as compensation for Distributor's distribution-related services. All amounts expended pursuant to the Plan and Agreement shall be paid to Distributor and are the legal obligation of the Company and not of Distributor. That portion of the amounts paid under the Plan and Agreement that is not paid or advanced by Distributor to dealers or other institutions that provide personal continuing shareholder service as a service fee pursuant to Section E below shall be deemed an asset-based sales charge. No provision of this Plan and Agreement shall be interpreted to prohibit any payments by the Company during periods when the Company has suspended or otherwise limited sales.

      (E) Amounts expended by the Company under the Plan shall be used in part for the implementation by Distributor of shareholder service arrangements. The maximum service fee paid to any service provider shall be twenty-five one-hundredths of one percent (0.25%), per annum of the average daily net assets of the Fund attributable to the Class C Shares owned by the customers of such service provider, or such lower rate for the Fund as is specified on Schedule B.

            (1) Pursuant to this program, Distributor may enter into agreements ("Service Agreements") with such broker-dealers ("Dealers") as may be selected from time to time by Distributor for the provision of distribution-related personal shareholder services in connection with the sale of Shares to the Dealers' clients and customers ("Customers") to Customers who may from time to time directly or beneficially own Shares. The distribution-related personal continuing shareholder services to be rendered by Dealers under the Service Agreements may include, but shall not be limited to, the following : (i) distributing sales literature; (ii) answering routine Customer inquiries concerning the Company, the Fund, and the Shares; (iii) assisting Customers in changing dividend options, account designations and addresses, and in enrolling into any of several retirement plans offered in connection with the purchase of Shares; (iv) assisting in the establishment and maintenance of customer accounts and records, and in the processing of purchase and redemption transactions; (v) investing dividends and capital gains distributions automatically in Shares; and (vi) providing such other information and services as the Company or the Customer may reasonably request.

            (2) Distributor may also enter into agreements ("Third Party Agreements") with selected banks, financial planners, retirement plan service providers and other appropriate third parties acting in an agency capacity for their customers ("Third Parties"). Third Parties acting in such capacity will provide some or all of the shareholder services to their customers as set forth in the Third Party Agreements from time to time.

            (3) Distributor may also enter into variable group annuity contractholder service agreements ("Variable Contract Agreements") with selected insurance companies ("Insurance Companies") offering variable annuity contracts to employers as funding vehicles for retirement plans qualified under
                  Section 401(a) of the Internal Revenue Code, where amounts contributed under such plans are invested pursuant to such variable annuity contracts in Class C Shares of the Company. The Insurance Companies receiving payments under such Variable Contract Agreements will provide specialized services to contractholders and plan participants, as set forth in the Variable Contract Agreements from time to time.

            (4) Distributor may also enter into shareholder service agreements ("Bank Trust Department Agreements and Brokers for Bank Trust Department Agreements") with selected bank trust departments and brokers for bank trust departments. Such bank trust departments and brokers for bank trust departments will provide some or all of the shareholder services to their customers as set forth in the Bank Trust Department Agreements and Brokers for Bank Trust Department Agreements.

      (F) No provision of this Plan and Agreement shall be deemed to prohibit any payments by a Fund to the Distributor or by a Fund or the Distributor to investment dealers, financial institutions and 401(k) plan service providers where such payments are made under the Plan and Agreement.

      (G) The Company shall redeem Class C Shares from shareholders in accordance with the terms set forth from time to time in the current prospectus and statement of additional information of each Fund. The price to be paid to a shareholder to redeem Class C Shares shall be equal to the net asset value of the Class C Shares being redeemed, less any applicable redemption fee or contingent deferred sales charge. The Distributor shall be entitled to receive the amount of any applicable contingent deferred sales charge that has been subtracted from gross redemption proceeds. The Company shall pay or cause the Company's transfer agent to pay the applicable contingent deferred sales charge to the Distributor on the date net redemption proceeds are payable to the redeeming shareholder.

      SEVENTH: The Distributor shall act as agent of the Company on behalf of each Fund in connection with the sale and repurchase of Class C Shares. Except with respect to such sales and repurchases, the Distributor shall act as principal in all matters relating to the promotion or the sale of Class C Shares and shall enter into all of its own engagements, agreements and contracts as principal on its own account. The Distributor shall enter into agreements with investment dealers and financial institutions selected by the Distributor, authorizing such investment dealers and financial institutions to offer and sell Class C Shares to the public upon the terms and conditions set forth therein, which shall not be inconsistent with the provisions of this Agreement. Each agreement shall provide that the investment dealer and financial institution shall act as a principal, and not as an agent, of the Company on behalf of the Funds. The Distributor or such other investment dealers or financial institutions will be deemed to have performed all services required to be performed in order to be entitled to receive the asset-based sales charge portion of any amounts payable with respect to Class C Shares to the Distributor upon the settlement of each sale of a Class C Share (or a share of another fund from which the Class C Share derives).

      EIGHTH:  The Funds shall bear:

      (A) the expenses of qualification of Class C Shares for sale in connection with such public offerings in such states as shall be selected by the Distributor, and of continuing the qualification therein until the Distributor notifies the Company that it does not wish such qualification continued; and

      (B)   all legal expenses in connection with the foregoing.

      NINTH:

      (A) The Distributor shall bear the expenses of printing from the final proof and distributing the Funds' prospectuses and statements of additional information (including supplements thereto) relating to public offerings made by the Distributor pursuant to this Agreement (which shall not include those prospectuses and statements of additional information, and supplements thereto, to be distributed to existing shareholders of each Fund), and any other promotional or sales literature used by the Distributor or furnished by the Distributor to dealers in connection with such public offerings, and expenses of advertising in connection with such public offerings.

      (B) The Distributor may be compensated for all or a portion of such expenses, or may receive reasonable compensation for distribution-related services, to the extent permitted by the Plan and Agreement.

      TENTH: The Distributor will accept orders for the purchase of Class C Shares only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders. It is mutually understood and agreed that the Company may reject purchase orders where, in the judgment of the Company, such rejection is in the best interest of the Company.

      ELEVENTH: The Company, on behalf of the Funds, and the Distributor shall each comply with all applicable provisions of the Act, the Securities Act of 1933, rules and regulations of the National Association of Securities Dealers, Inc. and its affiliates, and of all other federal and state laws, rules and regulations governing the issuance and sale of Class C Shares.

      TWELFTH:

      (A) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Company on behalf of the Funds agrees to indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of the Funds, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company or Fund in connection therewith by or on behalf of the Distributor. The Distributor agrees to indemnify the Company and the Funds against any and all claims, demands, liabilities and expenses which the Company or the Funds may incur arising out of or based upon any act or deed of the Distributor or its sales representatives which has not been authorized by the Company or the Funds in its prospectus or in this Agreement.

      (B) The Distributor agrees to indemnify the Company and the Funds against any and all claims, demands, liabilities and expenses which the Company or the Funds may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of the Funds, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company or the Funds in connection therewith by or on behalf of the Distributor.

      (C) Notwithstanding any other provision of this Agreement, the Distributor shall not be liable for any errors of the Funds' transfer agent, or for any failure of any such transfer agent to perform its duties.

      THIRTEENTH: Nothing herein contained shall require the Company to take any action contrary to any provision of its Articles of Incorporation, or to any applicable statute or regulation.

      FOURTEENTH: This Plan and Agreement shall become effective with respect to a Company and/or any one or more Funds thereof as of the date hereof, shall continue in force and effect until May 30, 2001, and shall continue in force and effect from year to year thereafter, provided that such continuance is specifically approved at least annually (a) (i) by the Board of Directors of the Company or (ii) by the vote of a majority of the Company's and/or any one or more of its Fund's, as applicable, outstanding voting securities of Class C Shares (as defined in Section 2(a)(42) of the 1940 Act), and (b) by vote of a majority of the Company's directors who are not parties to this Plan and Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940
Act) of any party to this Plan and Agreement cast in person at a meeting called for such purpose.

      Any amendment to this Plan and Agreement that requires the approval of the shareholders of Class C Shares pursuant to Rule 12b-1 under the 1940 Act shall become effective as to such Class C Shares upon the approval of such amendment by a "majority of the outstanding voting securities" (as defined in the 1940
Act) of such Class C Shares, PROVIDED that the Board of Directors of the Company has approved such amendment.

      FIFTEENTH: This Plan and Agreement, any amendment to this Plan and Agreement and any agreements related to this Plan and Agreement shall become effective immediately upon the receipt by the Company of both (a) the affirmative vote of a majority of the Board of Directors of the Company, and (b) the affirmative vote of a majority of those directors of the Company who are not "interested persons" of the Company (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Plan and Agreement or any agreements related to it (the "Independent Directors"), cast in person at a meeting called for the purpose of voting on this Plan and Agreement or such agreements. Notwithstanding the foregoing, no such amendment that requires the approval of the shareholders of Class C Shares of a Company or Fund shall become effective as to such Class C Shares until such amendment has been approved by the shareholders of such Class C Shares in accordance with the provisions of the Fourteenth paragraph of this Plan and Agreement.

      This Plan and Agreement may not be amended to increase materially the amount of distribution expenses provided for in Schedule B hereof unless such amendment is approved in the manner provided herein, and no material amendment to the Plan and Agreement shall be made unless approved in the manner provided for in the Fourteenth paragraph hereof.

      So long as the Plan and Agreement remains in effect, the selection and nomination of persons to serve as directors of the Company who are not "interested persons" of the Company shall be committed to the discretion of the directors then in office who are not "interested persons" of the Company. However, nothing contained herein shall prevent the participation of other persons in the selection and nomination process, provided that a final decision on any such selection or nomination is within the discretion of, and approved by, a majority of the directors of the Company then in office who are not "interested persons" of the Company.

      SIXTEENTH:

      (A) This Plan and Agreement may be terminated at any time with respect to a Company and/or any Fund thereof, without the payment of any penalty, by vote of the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of Class C Shares of the Company or Fund, as applicable, or by the Distributor, on sixty (60) days' written notice to the other party.

      (B) In the event that neither Distributor nor any affiliate of Distributor serves the Company as investment adviser, the agreement with Distributor pursuant to this Plan shall terminate at such time. The board of directors may determine to approve a continuance of the Plan and/or a continuance of the Agreement, hereunder.

      (C) To the extent that this Plan and Agreement constitutes a Plan of Distribution adopted pursuant to Rule 12b-1 under the Act it shall remain in effect as such, so as to authorize the use by the Class C Shares of each Fund of its assets in the amounts and for the purposes set forth herein, notwithstanding the occurrence of an "assignment," as defined by the Act and the rules thereunder. To the extent it constitutes an agreement with Distributor pursuant to a plan, it shall terminate automatically in the event of such "assignment." Upon a termination of the agreement with Distributor, a Fund may continue to make payments pursuant to the Plan only upon the approval of a new agreement under this Plan and Agreement, which may or may not be with Distributor, or the adoption of other arrangements regarding the use of the amounts authorized to be paid by the Funds hereunder, by the Company's Board of Directors in accordance with the procedures set forth above.

      SEVENTEENTH: Any notice under this Plan and Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, it is agreed that the addresses of both the Company and the Distributor shall be 7800 East Union Avenue, Mail Stop 201, Denver, Colorado 80237.

      EIGHTEENTH: This Plan and Agreement shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the State of Maryland.

      IN WITNESS WHEREOF, the parties have caused this Plan and Agreement to be executed in duplicate on the day and year first above written.

                                    COMPANY (Listed in Schedule A)


                                    By: /s/ Mark H. Williamson
                                        ----------------------
                                    Name:   Mark H. Williamson
                                    Title:  President

Attest:


/s/ Glen A. Payne
-----------------
Name:   Glen A. Payne
Title:  Secretary

                                    DISTRIBUTOR


                                    By: /s/ Ronald L. Grooms
                                        --------------------
                                    Name:   Ronald L. Grooms
                                    Title:  Treasurer

Attest:


/s/ Glen A. Payne
-----------------
Name:   Glen A. Payne
Title:  Secretary


                             DISTRIBUTION AGREEMENT
                                   SCHEDULE A

REGISTERED INVESTMENT COMPANY                   FUNDS                                 EFFECTIVE DATE
------------------------------------------------------------------------------------------------

INVESCO Advantage Series Funds, Inc.(1),(2)     Advantage Fund                        August 23, 2000
                                                Global Growth Fund(4)                 November 29, 2000
                                                Advantage Global Health
                                                  Sciences Fund(5)                    May 15, 2001
                                                Mid-Cap Growth Fund(6)                September 28, 2001

INVESCO Bond Funds, Inc.                        High Yield Fund                       June 1, 2000
                                                Select Income Fund
                                                Tax-Free Bond Fund
                                                U.S. Government Securities Fund

INVESCO Combination Stock & Bond                Balanced Fund                         June 1, 2000
Funds, Inc.                                     Equity Income Fund
                                                Total Return Fund

INVESCO International Funds, Inc.               European Fund                         June 1, 2000
                                                International Blue Chip Value Fund
                                                Latin American Growth Fund(3)
                                                Pacific Basin Fund(3)

INVESCO Money Market Funds, Inc.                Cash Reserves Fund                    June 1, 2000
                                                Tax-Free Money Fund
                                                U.S. Government Money Fund

INVESCO Sector Funds, Inc.                      Energy Fund                           June 1, 2000
                                                Financial Services Fund
                                                Gold Fund
                                                Health Sciences Fund
                                                Leisure Fund
                                                Real Estate Opportunity Fund
                                                Technology Fund
                                                Telecommunications Fund
                                                Utilities Fund

INVESCO Stock Funds, Inc.                       Blue Chip Growth Fund                 June 1, 2000
                                                Dynamics Fund
                                                Growth & Income Fund
                                                Endeavor Fund
                                                Small Company Growth Fund
                                                S&P 500 Index Fund
                                                Value Equity Fund
(1)  Amended on August 23, 2000.
(2)  Amended on November 8, 2000 - On November 8, 2000, the name of the INVESCO
     Advantage Series Funds, Inc. was changed to INVESCO Counselor Series Funds,
     Inc.  Therefore, all references to INVESCO Advantage Series Funds, Inc.
     should be changed to INVESCO Counselor Series Funds, Inc.
(3)  Liquidated pursuant to shareholder vote on November 28, 2000.
(4)  Amended on November 29, 2000.
(5)  Amended on May 15, 2001.
(6)  Amended on September 28, 2001.

                                   SCHEDULE B
                                       TO
                     MASTER DISTRIBUTION PLAN AND AGREEMENT
                                (CLASS C SHARES)

                                DISTRIBUTION FEE

      The Company shall pay the Distributor as full compensation for all services rendered and all facilities furnished under this Agreement for each Fund designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Fund to the average daily net assets of the Class C Shares of the Fund for the plan year, computed in a manner used for the determination of the offering price of shares of the Fund.

                                              MAXIMUM                  MAXIMUM
                                            ASSET BASED     MAXIMUM   AGGREGATE         EFFECTIVE
            FUND CLASS C SHARES             SALES CHARGE  SERVICE FEE    FEE              DATE
            -------------------             ------------  ----------- ---------         ---------
INVESCO Advantage Fund(2)                      0.75%         0.25%      1.00%           August 23, 2000
INVESCO Advantage Global
 Health Sciences Fund(5)                       0.75%         0.25%      1.00%           May 15, 2001
INVESCO Blue Chip Growth Fund                  0.75%         0.25%      1.00%           June 1, 2000
INVESCO Dynamics Fund                          0.75%         0.25%      1.00%           June 1, 2000
INVESCO Global Growth Fund(4)                  0.75%         0.25%      1.00%           November 29, 2000
INVESCO Growth & Income Fund                   0.75%         0.25%      1.00%           June 1, 2000
INVESCO Value Equity Fund                      0.75%         0.25%      1.00%           June 1, 2000
INVESCO Small Company Growth Fund              0.75%         0.25%      1.00%           June 1, 2000
INVESCO Endeavor Fund                          0.75%         0.25%      1.00%           June 1, 2000
INVESCO Select Income Fund                     0.75%         0.25%      1.00%           June 1, 2000
INVESCO High Yield Bond Fund                   0.75%         0.25%      1.00%           June 1, 2000
INVESCO U.S. Government Bond Fund              0.75%         0.25%      1.00%           June 1, 2000
INVESCO Tax-Free Bond Fund                     0.75%         0.25%      1.00%           June 1, 2000
INVESCO Equity Income Fund                     0.75%         0.25%      1.00%           June 1, 2000
INVESCO Total Return Fund                      0.75%         0.25%      1.00%           June 1, 2000
INVESCO Balanced Fund                          0.75%         0.25%      1.00%           June 1, 2000
INVESCO Telecommunications Fund                0.75%         0.25%      1.00%           June 1, 2000
INVESCO Real Estate Opportunity Fund           0.75%         0.25%      1.00%           June 1, 2000
INVESCO Energy Fund                            0.75%         0.25%      1.00%           June 1, 2000
INVESCO Gold Fund                              0.75%         0.25%      1.00%           June 1, 2000
INVESCO Health Sciences Fund                   0.75%         0.25%      1.00%           June 1, 2000
INVESCO Leisure Fund                           0.75%         0.25%      1.00%           June 1, 2000
INVESCO Technology Fund                        0.75%         0.25%      1.00%           June 1, 2000
INVESCO Financial Services Fund                0.75%         0.25%      1.00%           June 1, 2000

                                              MAXIMUM                  MAXIMUM
                                            ASSET BASED     MAXIMUM   AGGREGATE         EFFECTIVE
            FUND CLASS C SHARES             SALES CHARGE  SERVICE FEE    FEE              DATE
            -------------------             ------------  ----------- ---------         ---------
INVESCO Utilities Fund                         0.75%         0.25%      1.00%           June 1, 2000
INVESCO International Blue Chip Fund           0.75%         0.25%      1.00%           June 1, 2000
INVESCO Latin American Growth Fund(3)          0.75%         0.25%      1.00%           June 1, 2000
INVESCO Pacific Basin Fund(3)                  0.75%         0.25%      1.00%           June 1, 2000
INVESCO European Fund                          0.75%         0.25%      1.00%           June 1, 2000
INVESCO Cash Reserves Fund                     0.75%         0.25%      1.00%           June 1, 2000
INVESCO Mid-Cap Growth Fund(6)                 0.75%         0.25%      1.00%           September 28, 2001

(1) The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus relating to Class C Shares for the applicable Fund.
(2)  Amended on August 23, 2000.
(3)  Liquidated pursuant to shareholder vote on November 28, 2000.
(4)  Amended on November 29, 2000.
(5)  Amended on May 15, 2001.
(6)  Amended on September 28, 2001.